INVESTOR CONTACTS:	MEDIA CONTACT:
Todd Fromer / Garth Russell	Barry Stagg
KCSA Strategic Communications	4Kids Entertainment
(212) 896-1215 / (212) 896-1250	(646) 822-4257
tfromer@kcsa.com / grussell@kcsa.com	bstagg@4kidsent.com

4Kids Entertainment Reports 2009 Third Quarter Results

NEW YORK, November 9, 2009 – 4Kids Entertainment, Inc. (NYSE: KDE), the global children’s entertainment and merchandise licensing company, today announced financial results for the third quarter ended September 30, 2009.

Recent Company Highlights:

•	Received $9.8 million from the sale of the Teenage Mutant Ninja Turtles property by Mirage Studios to Nickelodeon in October 2009
•	Licensing agreement with NFL Properties and NFL Players to produce a football collectible trading card game with a digital card online component, to coincide with the 2010 NFL season
•	Chaotic video game shipping on November 17, 2009 throughout North America and will be available for all major gaming consoles, including PlayStation 3, Nintendo Wii, and Microsoft Xbox

Net revenues for the three months ended September 30, 2009 totaled $7.3 million, compared to $17.8 million for the same period in 2008. The Company’s net loss attributable to 4Kids Entertainment for the three months ended September 30, 2009 was $(5.0) million, or $(0.37) per diluted share, as compared to a net loss of $(5.3) million, or $(0.40) per diluted share, for the same period in 2008.  The Company’s results reflect the adoption of authoritative guidance from the FASB requiring losses attributable to non-controlling interests of the Company to be excluded in their entirety from the computation of the Company’s net losses beginning in 2009.

For the nine months ended September 30, 2009, net revenues totaled $21.9 million, compared to $49.4 million for the same period in 2008. The Company’s net loss attributable to 4Kids Entertainment for the nine months ended September 30, 2009 was $(20.8) million, or $(1.56) per diluted share, as compared to a net loss of $(17.2) million, or $(1.31) per diluted share, for the same period in 2008.

“Business conditions remained challenging for the company during the third quarter as reflected in our results. However, we closed on two deals over the last six weeks which we believe are big positives for 4Kids. The sale of the Teenage Mutant Ninja Turtles property to Nickelodeon not only compensated 4Kids for the early termination of its representation agreement but also provided the Company with a substantial infusion of cash. Our NFL trading card game license also provides the Company with an opportunity to use our online platform for a new trading card game," stated Alfred R. Kahn, Chairman and Chief Executive Officer, 4Kids Entertainment.

"We are encouraged by the increase in our television ratings thus far for the 2009-2010 broadcast season, compared with the same period during the 2008-2009 broadcast season. We are hopeful that sales of toys and games and licensed merchandise in the coming holiday season will be stronger than last year’s sales numbers and that the Company’s fourth quarter licensing revenue will likewise benefit," concluded Kahn.

About 4Kids Entertainment, Inc.

With U.S. headquarters in New York City, regional offices for its trading card business in San Diego, California and international offices in London, 4Kids Entertainment, Inc. (NYSE: KDE) is a global organization devoted to the creation, development, production, broadcasting, distribution, licensing and manufacturing of children’s entertainment products.

Through its subsidiaries, 4Kids produces animated television series and films, distributes 4Kids’ produced or licensed animated television series for the domestic and international television and home video markets, licenses merchandising rights worldwide to 4Kids’ owned or represented properties, operates Websites to support 4Kids’ owned or represented properties, and produces and markets collectible trading card games. Additionally, the Company programs and sells the national advertising time in “TheCW4Kids” five-hour Saturday morning block on The CW television network.

Additional information is available on the www.4KidsEntertainment.com corporate Website and at the www.4Kids.tv game station site.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company's properties and other factors could cause actual results to differ materially from the Company's expectations.

(Financial tables below)

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2009 and DECEMBER 31, 2008

(In thousands of dollars, except share data)

ASSETS:	September 30, 2009	December 31, 2008
Current assets:	(Unaudited)
Cash and cash equivalents	$3,573	$13,503
Accounts receivable - net	9,808	22,818
Inventories - net	5,153	4,241
Prepaid income taxes	127	137
Prepaid expenses and other current assets	3,807	1,876
Deferred income taxes	139	127
Total current assets	22,607	42,702

Property and equipment - net	3,402	4,287
Long term investments	14,179	21,617
Accounts receivable - noncurrent, net	255	655
Film and television costs - net	16,899	16,661
Other assets - net (includes related party amounts of $7,816 and $6,638, respectively)	17,370	14,652
Total assets	$74,712	$100,574

LIABILITIES AND EQUITY:
Current liabilities:
Due to licensors	$6,507	$5,651
Accounts payable and accrued expenses	13,618	16,202
Deferred revenue	1,551	3,270
Total current liabilities	21,676	25,123

Deferred rent	356	460
Total liabilities	22,032	25,583

Commitments and contingencies
4Kids Entertainment, Inc. shareholders’ equity
Preferred stock, $.01 par value - authorized, 3,000,000 shares; none issued	—	—
Common stock, $.01 par value - authorized, 40,000,000 shares; issued, 15,411,099 and 15,246,579 shares; outstanding 13,352,053 and 13,227,019 shares in 2009 and 2008, respectively	154	152
Additional paid-in capital	66,991	65,107
Accumulated other comprehensive loss	(14,237)	(17,396)
Retained earnings	42,711	63,504
	95,619	111,367
Less cost of 2,059,046 and 2,019,560 treasury shares in 2009 and 2008, respectively	36,434	36,376
Total shareholders’ equity of 4Kids Entertainment, Inc.	59,185	74,991
Noncontrolling interests	(6,505)	—
Total equity	52,680	74,991
Total liabilities and equity	$74,712	$100,574

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(In thousands of dollars, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Net revenues:
Service revenue	$5,736	$10,534	$20,077	$34,620
Product revenue	1,534	7,250	1,786	14,743
Total net revenues	7,270	17,784	21,863	49,363

Costs and expenses:
Selling, general and administrative	11,022	13,937	33,763	39,892
Production service costs	482	1,710	2,503	5,245
Cost of sales of trading cards	1,547	3,447	2,811	6,360
Amortization of television and film costs	1,438	1,864	3,695	5,269
Amortization of 4Kids TV broadcast fee	—	3,041	—	12,150
Total costs and expenses	14,489	23,999	42,772	68,916

Loss from operations	(7,219)	(6,215)	(20,909)	(19,553)

Interest income	178	689	925	2,096
Impairment on investment securities	(71)	—	(169)	—
Loss on sale of investment securities	—	—	(7,250)	—
Total other (expense) income	107	689	(6,494)	2,096

Loss before income taxes	(7,112)	(5,526)	(27,403)	(17,457)

Benefit from income taxes	—	—	—	—

Noncontrolling interest	—	251	—	251

Net loss	(7,112)	(5,275)	(27,403)	(17,206)

Net loss attributable to noncontrolling interests	2,109	—	6,610	—

Net loss attributable to 4Kids Entertainment, Inc.	$(5,003)	$(5,275)	$(20,793)	$(17,206)

Per share amounts:

Basic loss per share attributable to 4Kids Entertainment Inc. common shareholders	$(0.37)	$(0.40)	$(1.56)	$(1.31)

Diluted loss per share attributable to 4Kids Entertainment Inc. common shareholders	$(0.37)	$(0.40)	$(1.56)	$(1.31)

Weighted average common shares
outstanding - basic	13,352,053	13,153,508	13,286,726	13,166,281

Weighted average common shares
outstanding - diluted	13,352,053	13,153,508	13,286,726	13,166,281

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